UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303) 267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Advance Display Technologies, Inc. (the “Company”) entered into a Senior Secured Revolving Credit Facility (the “Credit Agreement”) with DeGeorge Holdings Three LLC, a Delaware limited liability company (“Lender”), dated November 6, 2008, pursuant to which the Company established a revolving line of credit (the “Credit Facility”) not to exceed the aggregate amount of Six Million Eight Hundred Ninety-Four Thousand Three Hundred Sixty-Two Dollars ($6,894,362.00).  In connection with the execution of the Credit Agreement, the Company issued a Convertible Revolving Promissory Note in favor of the Lender dated November 6, 2008 (the “Convertible Note”), which provides for interest at ten percent (10%) on all outstanding amounts, payable on November 6, 2009 (the “Maturity Date”) or upon conversion of the Convertible Note.  In the absence of conversion or acceleration of the term of the Convertible Note, all principal, interest and other amounts owed to Lender shall be immediately due and payable on the Maturity Date.  The Convertible Note is secured by a first priority lien on all of the Company’s assets (the “Collateral”).

Under the terms of the Credit Agreement, the Lender may elect to convert all or any portion of the unpaid principal owed under the Convertible Note into shares of the Company’s Series G Preferred Stock at any time or from time-to-time at a conversion price of $110.00 per share, or $0.11 per common share equivalent (the “Conversion Price”).  The Credit Agreement also provides for an anti-dilution adjustment that would cause an adjustment to the Conversion Price, the kind of securities issuable upon conversion, and the number of shares issuable under the Convertible Note.  As disclosed in the Credit Agreement, in the event the Lender elects to convert any outstanding amounts due under the Convertible Note prior to an amendment of the articles of incorporation, the Company will not have enough authorized shares of its Series G Preferred Stock or shares of common stock issuable upon conversion thereof to honor the conversion rights if exercised.

The Lender also has right under the Credit Agreement to accelerate payment of all principal, interest and other amounts, if any, that are outstanding under the Convertible Note as of July 1, 2009 (the “Performance Date”) if the Company has not sold, delivered and executed any binding agreements with unaffiliated third-parties for the sale of the Company’s proprietary digital display product (SkyNet™), during the period beginning on November 6, 2008 and ending on the Performance Date.  In the event the Company does not satisfy the foregoing performance obligation and is unable to pay such amounts outstanding within thirty (30) days of the Performance Date, the Lender may (i) elect to sell or seize all or any portion of the Collateral, or (ii) refinance any amounts outstanding by offering to enter into a new revolving credit facility or installment loan agreement.  The Lender shall also have the foregoing foreclosure right if there is a continuing Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

In addition to the Lender’s acceleration rights, the Credit Agreement contains material default provisions including, non-payment of principal and interest when due, and any breach of the representations and warranties or covenants contained in the Credit Agreement.

The Lender is an affiliate of Lawrence F. DeGeorge, a member of the Board of Directors of the Company and the Company’s controlling shareholder.  The Company will use the amounts borrowed under the Credit Facility for operating capital.

The description of the Credit Agreement and the Convertible Note set forth above is qualified in its entirety by the Senior Secured Revolving Credit Facility and the Convertible Revolving Promissory Note, each attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 3.02                      Unregistered Sales of Equity Securities.

See disclosure contained in Item 2.03 above, which is incorporated herein by reference.

The offer and sale of the shares of Series G Preferred Stock issuable upon conversion of the Convertible Note were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4 (2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as the transaction was solely with an “accredited investor,” as defined in Rule 501 of Regulation D, and did not involve a public offering, general solicitation or advertising.

Item 8.01                      Other Events.

In connection with the execution of the Credit Agreement and pursuant to its obligations thereunder, the Company intends to seek shareholder approval to amend its articles of incorporation to increase the authorized shares of the Company’s common stock and preferred stock.  Shareholder approval is expected because the Lender is affiliated with the Company’s controlling shareholder.  This increase in authorized shares is expected to be part of a broader recapitalization of the Company, whereby the various series of preferred stock outstanding, including the Series G Preferred Stock to be issued to the Lender, would be consolidated into a single series.  While this consolidation will require the consent of the current holders of the Company’s preferred stock and shareholder approval of amendments to the articles of incorporation, the Company believes that such approval is likely to be obtained.  Finally, the recapitalization would also include the authorization of a reverse stock split of the Company’s common stock of up to 20 to 1.  If the shareholders approve such a proposal, which is expected, the Company’s Board of Directors would have the discretion to effect a reverse stock split of the common stock at such time, and in such amount, as it deems appropriate under the circumstances.  The entire recapitalization project was recommended by a special committee of the Board of Directors appointed earlier this year.  The amendments to the articles of incorporation and the reverse stock split are expected to be presented to shareholders during the first half of 2009.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number                                                                Description of Document

10.1	Senior Secured Revolving Credit Facility between the Company and DeGeorge Holdings Three LLC dated November 6, 2008.

10.2	Convertible Revolving Promissory Note dated November 6, 2008 issued in favor of DeGeorge Holdings Three LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC.
Date: November 13, 2008	By: /s/ Matthew W. Shankle Matthew W. Shankle, President

Exhibit Index

Exhibit Number                                                                Description of Document

10.1	Senior Secured Revolving Credit Facility between the Company and DeGeorge Holdings Three LLC dated November 6, 2008.

10.2	Convertible Revolving Promissory Note dated November 6, 2008.